UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2024

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700 Houston, Texas 77057
(Address of Principal Executive Offices)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 14, 2024, W&T Offshore, Inc. (the “Company”) held the 2024 annual meeting of shareholders (the “Annual Meeting”) virtually. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”).

Proposal 1: To elect six directors to hold office until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All nominees were elected by the votes indicated.

Nominee	For	Withheld	Broker Non-Votes
Ms. Virginia Boulet	71,982,369	9,490,820	35,025,401
Mr. John D. Buchanan	77,988,941	3,484,248	35,025,401
Dr. Nancy Chang	76,656,273	4,816,916	35,025,401
Mr. Daniel O. Conwill IV	76,900,690	4,572,499	35,025,401
Mr. Tracy W. Krohn	76,093,067	5,380,122	35,025,401
Mr. B. Frank Stanley	76,046,081	5,427,108	35,025,401

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal was approved by the votes indicated.

For	Against	Abstentions	Broker Non-Votes
74,599,514	6,427,054	446,621	35,025,401

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2024. The approval was approved by the votes indicated.

For	Against	Abstentions
114,649,150	1,420,769	428,671

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: June 17, 2024	By:	/s/ Sameer Parasnis
	Name:	Sameer Parasnis
	Title:	Executive Vice President and Chief Financial Officer